EXHIBIT 10.2

Form of JULY 2011 EXECUTIVE COMPENSATION AGREEMENT - Ms. Gouw

THIS COMPENSATION AGREEMENT (the “Agreement”) is made and effective as of July 26, 2011, by East West Bank, a California banking corporation (the “Company”) with respect to Julia Gouw (the “Employee”) and with reference to the following facts:

A.	The Company desires to be assured of the continued association and services of the Employee in order to take advantage of her experience, knowledge and abilities in the Company’s business.
B.	The Company also desires to recognize her crucial current and past role in successfully leading the Company to its current situation.

ACCORDINGLY, the Company hereby agrees as follows:

1.
Long Term Performance / Retention Awards.    Executive shall receive a cash payment on each of October 31, 2015 and on March 31, 2016 of $1,250,000 subject to (i) the Company meeting certain performance criteria over these time periods; and (ii) Employee is employed by the Company.

2.	Tax Withholding. Payments are subject to applicable tax withholding requirements.

3.
Termination for Cause.    The payments described herein shall become immediately due and payable, if Employee is terminated by the Company for any reason other than “for cause” or by the Employee with “just reason,” as such terms are defined in that Employment Agreement dated as of June 25, 1998 between the Company and Employee.

4.
Severable Provisions.  The provisions of the Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

5.
Successors and Assigns.  All of the terms, provisions and obligations of the Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

6.
Governing Law.  The validity, construction and interpretation of the Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed within that State and is subject to applicable banking and other laws and regulations applicable to the Company and this agreement.

7.	Additional Agreement. The Agreement supplements any and all existing employment agreements and arrangements with Employee.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date and year first set forth above at the direction of its Board of Directors.

EAST WEST BANK

By: ________________________
Name:  _____________________
Its:  ________________________